Exhibit 10.52

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Amended and Restated Stockholders Agreement, dated as of February 15, 2012 (as the same may hereafter be amended, the “Stockholders Agreement”), by and among GSE Holding, Inc., a Delaware corporation (the “Company”), Code Hennessy & Simmons IV LP, CHS Associates IV, L.P. and the other stockholders named therein.  Capitalized terms used herein and not defined shall have the meanings specified in the Stockholders Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement as a Minority Stockholder and a holder of Stockholder Shares in the same manner as if the undersigned were an original signatory to the Stockholders Agreement (except that the provisions of Section 1(a) of the Stockholders Agreement shall not be applicable), and the undersigned’s 28,125 shares of restricted Common Stock shall be included as Stockholder Shares under the Stockholders Agreement.  Any notice required to be given to the undersigned pursuant to Section 20 of the Stockholders Agreement shall be sent to the address set forth below.

Accordingly, the undersigned has executed and delivered this Joinder as of January 14, 2013.

       /S/  J. Michael Kirksey
Name:  J. Michael Kirksey

Signature of Spouse (if applicable)

Address:

c/o GSE Holding, Inc.
19103 Gundle Road
Houston, TX 77073